Exhibit 10.14
Execution Version
WORKING CAPITAL PROMISSORY NOTE
Effective Date: March 18, 2026
FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ENHANCED LTD, a Cayman Islands exempted company with limited liability (the “Borrower”), hereby unconditionally promises to pay to Apeiron Investment Group Limited (the “Noteholder,” and together with the Borrower, the “Parties”), the aggregate outstanding principal amount from time to time of up to $20,000,000 (the “Commitment”), together with all accrued interest thereon, as provided in this Promissory Note (as the same may be amended or otherwise modified from time to time in accordance with its terms, this “Note”).
1.    Definitions. Unless context otherwise requires, capitalized terms used herein shall have the meanings set forth in this Section 1.
“Acquiror Share Redemption” has the meaning set forth in the Business Combination Agreement.
“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, for purposes of this Note, no Apeiron Holder will be deemed to be an affiliate of the Borrower or the Surviving Company.
“Apeiron Holder” has the meaning set forth in the Transaction Support Agreement.
“Applicable Rate” means 5% per annum.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of November 26, 2025, by and among A Paradise Acquisition Corp., a blank check company incorporated in the British Virgin Islands as a business company with limited liability, A Paradise Merger Sub I, Inc., a Cayman Islands exempted company, and the Borrower, as may be amended, modified or supplemented from time to time.
“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City, New York, London or Austin, Texas are authorized or required by law to close.
“Closing” means consummation of the transactions contemplated by the Business Combination Agreement.
“Commitment Period” means the period from the Effective Date until the Maturity Date; provided that the Commitment Period shall terminate at the Closing if the funds in the Trust Account following the Acquiror Share Redemption released to the Borrower or the Surviving Company in connection with Closing, after payment of transaction expenses, exceed the aggregate Commitment.
“Default” means any of the events specified in Section 7 that constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 7 would, unless cured or waived, become an Event of Default.
“Effective Date” means the date specified as such in the introduction to this Note.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, lien (statutory or otherwise) or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.
“Loan” means the aggregate amount of all Advances from time to time made by the Noteholder hereunder.
“Maturity Date” means the earliest to occur of the following: (a) September 18, 2027; and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 8.
“Organizational Documents” means for each Person, as applicable, such Person’s certificate/articles of incorporation/organization/formation/partnership, bylaws, stockholders agreements, operating/limited liability company/limited partnership agreement, resolutions, actions, or other applicable charter or other governing documents in respect of such Person.
“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority, or other entity.
“Subject Shares” has the meaning set forth in the Transaction Support Agreements.
“Subsidiary” means any Person in which the Borrower, directly or indirectly, (a) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (b) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.” Notwithstanding the foregoing, for purposes of this Note, neither the Borrower nor the Surviving Company shall be deemed a Subsidiary of any Apeiron Holder.
“Surviving Company” means Enhanced Group Inc., a Texas corporation, the surviving company of the merger between the Borrower and A Paradise Acquisition Corp. in accordance with the terms of the Business Combination Agreement.
“Trust Account” has the meaning set forth in the Business Combination Agreement.
“Transaction Support Agreements” mean those certain Transaction Support Agreements entered into by the Noteholder and certain of its Affiliates with the Borrower in connection with the Borrower’s entry into the Business Combination Agreement.
2.    Loan Disbursement Mechanics; Final Payment Date.
2.1    Borrowing Notices. The Borrower may, during the Commitment Period, make requests for advances under this Note (each, an “Advance”) not to exceed, in the aggregate at any one time outstanding, the Commitment. As a condition to the disbursement of any requested borrowing hereunder, the Borrower shall, at least five Business Days prior to the requested disbursement date, deliver to the Noteholder a written notice (the “Borrowing Notice”) setting out: (a) that no Default has occurred and is continuing and that no Event of Default has occurred; (b) the amount of the Advance; and (c) the date on which the Advance is to be disbursed. Each Borrowing Notice shall be deemed to repeat the Borrower's representations and warranties in Section 6 as of the date of such Borrowing Notice. Any Advances made to the Borrower after the Effective Date shall be used for general business and working capital purposes not otherwise prohibited by this Note.

2.2    Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest thereon, and all other amounts owing under this Note shall be due and payable on the Maturity Date.
3.    Interest.
3.1    Interest Rate. The outstanding principal amount of the Loan shall bear interest at the Applicable Rate, from the Effective Date until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.
3.2    Interest Payment Dates. Interest shall be payable to the Noteholder, in cash, on the Maturity Date.
3.3    Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the Effective Date and shall not accrue on the Loan on the day on which it is paid.
3.4    Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law.
4.    Payments.
4.1    Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.
4.2    Mandatory Prepayment. Upon the Closing, in the event that the funds in the Trust Account following the Acquiror Share Redemption that are released to the Borrower or the Surviving Company, after payment of transaction expenses, exceed the aggregate amount of the Commitment (the amount of such excess, the “Trust Excess”), the Borrower shall, within five Business Days after the Closing, prepay the portion of the Loan then outstanding equal to the Trust Excess, or such lower amount of the Loan then outstanding.
4.3    Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.
4.4    Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.
5.    Conditions to Funding. The obligation of the Noteholder to advance the funds on and after (pursuant to a Borrowing Notice) the Effective Date shall be subject to (a) the Noteholder’s prior receipt of a duly executed signature page to this Note executed by an authorized officer of the Borrower and (b) delivery of a Borrowing Notice that satisfies the requirements of Section 2.1.
6.    Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder as follows:
6.1    Organization and Qualification. The Borrower (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to carry on its business and to enter into and perform all documents relating to the transactions contemplated by this Note, and (c) is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required.
6.2    Due Authorization and Delivery; Binding Effect. The execution, delivery and performance by the Borrower of this Note has been duly authorized by all necessary corporate, limited liability company or other action, as applicable, and does not result in the creation of a Lien on any of the Borrower’s assets. The Borrower has duly executed and delivered the Note, and the Note is a valid and binding obligation of the Borrower enforceable according to its terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.
6.3    No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note (other than any disclosures necessary regarding material non-public information).
6.4    No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any law applicable to the Borrower or by which any of its properties or assets may be bound, (b) contravene the Borrower’s Organizational Documents, or (c) constitute an event of default under any material agreement or contract by which the Borrower may be bound.
7.    Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:
7.1    Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due, or (b) interest or any other amount owing hereunder when due.
7.2    Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.
7.3    Bankruptcy.
(a)    The Borrower or any of its Subsidiaries commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of its creditors;
(b)    There is commenced against the Borrower or any of its Subsidiaries any case, proceeding, or other action of a nature referred to in Section 7.3(a) that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 60 days; or
(c)    There is commenced against the Borrower or any of its Subsidiaries in any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof.

8.    Remedies.
8.1    Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under the Note, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under applicable law.
8.2    The Borrower hereby constitutes and appoints the Noteholder as the attorney-in-fact of the Borrower, effective as of the third Business Day following a continuing Event of Default, to take such actions and execute such documents as the Noteholder may deem appropriate in the exercise of the rights and powers granted to the Noteholder in this Note.
9.    Lockup Release. Notwithstanding the terms of the Transaction Support Agreements or any other agreement entered into between the Borrower and/or any one or more of its Subsidiaries on the one hand, and any Apeiron Holder on the other hand, in consideration for the Noteholder’s Commitment hereunder, the Borrower hereby agrees that, at the Closing, if and to the extent that any Apeiron Holder enters into any pledge, hedge, swap or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), any of the interests (including economic consequences of ownership) in any Subject Shares, then the Support Restrictions (as defined in the Transaction Support Agreements) shall cease to apply to such Subject Shares automatically and without further action or approval of any party. Upon notice to the Company of any such pledge, hedge, swap, transfer or disposal referred to in the preceding sentence, to the extent possible and subject to compliance with applicable U.S. securities laws (on the advice of Company counsel), the Company shall immediately remove any restrictive legends on such Subject Shares to be pledged, hedged, swapped, transferred or disposed and shall take all action required in connection therewith.
10.    Miscellaneous.
10.1    Notices.
(a)    All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.
(b)    Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next Business Day); and (iii) sent by email shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).
10.2    Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby, shall be governed by the laws of the State of New York, without regard to any conflict of law provisions thereof.
10.3    Submission to Jurisdiction.
(a)    The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District

of New York and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding.
(b)    Nothing in this Section 10.3 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.
10.4    Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.3(a) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
10.5    Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.
10.6    Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.
10.7    Successors and Assigns. The Borrower may not assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties and their permitted successors and assigns, including, for the avoidance of doubt, the Surviving Company following the Closing.
10.8    Waiver of Notice. The Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.
10.9    Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
10.10    Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.
10.11    Transfer. The Noteholder shall neither transfer nor assign this Note nor any rights and obligations hereunder without the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed).
10.12    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
10.13    Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the Effective Date.

BORROWER:

ENHANCED LTD

By:

Name:

Title:
[Signature Page to Working Capital Promissory Note]

Accepted and agreed to as of the date first written above by:

NOTEHOLDER:

APEIRON INVESTMENT GROUP LIMITED

By:

Name:

Title:	Authorized Signatory
[Signature Page to Working Capital Promissory Note]